Item 5.    Other Events

     In a press release issued on November 17, 1997, Outback Steakhouse, Inc. (the "Company") announced that it would take a pre-tax charge to its fourth quarter earnings of approximately $27,000,000 to write down certain value impaired assets. The write down is required under Statement of Financial Accounting Standards No. 121 and will reduce earnings by approximately $0.36 per share.

Item 7.    Financial Statements and Exhibits

Exhibit
Number        Description
[S]           [C]

99.1          Press release, dated November 17, 1997  (filed herewith).


                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     OUTBACK STEAKHOUSE, INC.



DATED:  November 17, 1997            By:/s/ Joseph J. Kadow
                                        Joseph J. Kadow, Vice President